Exhibit 99.4

January 17, 2013

Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
As Representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representatives (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne GP, a Maryland statutory trust (the “General Partner”) and CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), providing for a public offering (the “Public Offering”) of 16,500,000 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-11 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 12 months after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including, without limitation, units in the Operating Partnership) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock, including, without limitation, units in the Operating Partnership) (i) as disclosed in the Registration Statement and the Prospectus under the caption “Certain Relationships and Related Transactions―Aggregate Consideration to CBI,” (ii) as a bona fide gift or gifts, provided that the donee or donees thereof shall sign and deliver a lock-up letter substantially in the form of this letter, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or charities, provided that the trustee of the trust shall sign and deliver a lock-up letter substantially in the form of this letter, and provided further that any such transfer shall not involve a disposition for value, (iv) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the offering contemplated by the Underwriting Agreement, (v) by operation of the provisions of Article VII of the Company’s charter, or (vi) by way of a pledge or granting of a security interest in such securities for a bona fide loan or other extension of credit (including any subsequent transfer of such securities to such lender or collateral agent or other person in connection with the exercise of remedies under such loan or extension of credit, provided that any such lender or collateral agent or other person shall sign and deliver a lock-up letter substantially in the form of this letter); provided that in the case of any transfer or distribution pursuant to clause (ii), (iii), (iv), (v) or (vi) no filing on Form 4 under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  Notwithstanding the foregoing, the restrictions set forth in this lock-up agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (a) such plan does not provide for the transfer of Common Stock during the restricted period referred to in the foregoing sentence and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Merrill Lynch on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 12 months after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley and Merrill Lynch agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley and Merrill Lynch will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the General Partner, the Operating Partnership and the Underwriters.

If (i) the Company notifies you in writing that it does not intend to proceed with the Public Offering, (ii) the Registration Statement filed with the Commission with respect to the Public Offering of the Common Stock is withdrawn or (iii) for any reason the Public Offering shall not have been consummated prior to February 28, 2013, the provisions of this agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

(Remainder of Page Intentionally Left Blank)

Very truly yours,

CINCINNATI BELL INC.

By:	/s/ Tesh S. Durvasula
Name: Tesh S. Durvasula
Title: Chief Commercial Officer